Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Merge Healthcare Incorporated
Hartland, Wisconsin

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-125603, 333-161689 and 333-161691) and Form S-8 (Nos. 333-34884, 333-100104, 333-107997, 333-40882, 333-107991 and 333-125386) of Merge Healthcare Incorporated of our report dated March 11, 2010 relating to the consolidated financial statements of AMICAS, Inc., which appears in AMICAS, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference in this Amendment No. 1 to Form 8-K.

/s/BDO Seidman, LLP
Boston, Massachusetts
June 16, 2010